UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

ACXIOM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

301 E. Dave Ward Drive		72032
Conway, Arkansas		(Zip Code)
(Address of principal executive offices)
501-342-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 12, 2017, S. Travis May was appointed as Chief Growth Officer of Acxiom Corporation (the “Company”) and ceased serving as President and General Manager of the Company’s Connectivity Division. In his new position, Mr. May’s base salary will be $400,000, with a target annual bonus opportunity equal to 65% of his base salary. In connection with his change in position, Mr. May received a retention grant of performance stock units (“PSUs”) with a target value of $2 million that will vest, if at all, based on performance criteria established by the Compensation Committee of the Board of Directors of the Company over the two-year period beginning October 1, 2017, and ending September 30, 2019, with determinations of attainment at the end of each year. If any of the PSUs are deemed to have been earned, they may become vested between 50% and 150% of the target amount, depending on the extent to which the performance criteria are met during the performance period.

Mr. May will be eligible to participate in the Company’s 2010 Senior Vice President and Special Situation Associate Change in Control Severance Policy (the “Policy”).  The Policy provides that if, during the two-year period following a Change in Control (as defined in the Policy), the Company terminates Mr. May’s employment other than for Cause (as defined in the Policy), or he terminates his employment for Good Reason (as defined in the Policy), then he would be entitled to receive (i) a pro-rated amount of his short-term incentive cash bonus for the year of termination based on actual company performance, (ii) an amount equal to the sum of his annual base salary in effect on the termination date (or if higher, immediately before any reduction in such base salary giving rise to Good Reason) and his average annual cash bonus for the two years preceding the termination date, and (iii) immediate vesting of all unvested, outstanding time-based equity awards.  Additionally, upon a Change in Control (whether or not accompanied by a termination of employment), Mr. May would be entitled to vesting of a pro-rated portion of any unvested, performance-based equity incentive awards outstanding for which at least one year of the performance period has elapsed as of the date of the Change in Control.

The forgoing description of Mr. May’s new position and his benefits under the Policy are qualified in their entirety by reference to an offer memorandum dated September 8, 2017, and the Policy, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Memorandum dated September 8, 2017
10.2	2010 Senior Vice President and Special Situation Associate Change in Control Severance Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 15, 2017

ACXIOM CORPORATION

By:    /s/ Jerry C. Jones
Name:    Jerry C. Jones
Title:    Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Memorandum dated September 8, 2017
10.2	2010 Senior Vice President and Special Situation Associate Change in Control Severance Policy